STOCK PURCHASE AGREEMENT

This Agreement, dated as of the 18th day of March 2023 (this "***Agreement***"), has been entered by and among DAZHONG 368 INC, a New York corporation, & SOPHIA 33 INC, a New York corporation, (hereinafter collectively referred to as the ("***Sellers***"), Barry Wan (hereinafter referred to as the "***Purchaser***") and Achison Inc., a New York corporation (the "***Company***"). The Purchaser, the Sellers and the Company are hereinafter collectively referred to as the "***Parties***" and individually, a "***Party***".

WITNESSETH

WHEREAS, the Sellers each hold 14,607,500 or an aggregate of 29,215,000 shares of the issued and outstanding shares of capital stock of the Company, which the Company has designated as common stock (the "***Shares***") representing an aggregate of 97% of the voting shares of the Company,

WHEREAS, the Company is engaged in the business of internet advertising (the "***Business***") through its website located at www.dazhong368.com (the "***Website***"), and

WHEREAS, the Purchaser desires to purchase and the Sellers desire to sell the Shares to the Purchaser pursuant to the terms and conditions of this Agreement.

WHEREAS, this Agreement must be executed by the Parties prior to 5 PM EST on March 21, 2023, to be binding.

NOW, THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, in consideration of the representations, warranties and covenants contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged,

IT IS AGREED:

Section 1. Recitals.

The Parties adopt as part of this Agreement each of the recitals which are set forth above in the WHEREAS clauses and agree that such recitals shall be binding upon the Parties hereto by way of contract and not merely by way of recital or inducement. Such WHEREAS clauses are hereby confirmed and ratified as being accurate by each Party to this Agreement.

Section 2. **Purchase and Sale of the Shares.**

Section 2.1. Closing

Subject to the terms and conditions of this Agreement, at the Closing, which shall occur on or before Mar 31, 2023 (the "***Closing***"), the Sellers shall sell, convey, transfer, and assign the Shares to the Purchaser, upon the terms and conditions hereinafter set forth, to Purchaser, free and clear of all liens, pledges, claims, and encumbrances of every kind, nature and description, and Purchaser shall purchase and accept from the Sellers the Shares.

Section 2.2 Price and Terms

Purchaser shall purchase the Shares for aggregate consideration of four hundred thousand United States dollars ($400,000) (the "***Purchase Price***"). Simultaneously with the execution of this Agreement, the Purchaser shall deposit an initial payment of the Purchase Price of One Hundred Thousand United States Dollars ($100,000) into an Escrow Account with Hamilton & Associates Law Group Trust (" ***Trust***"). At the Closing, the Company shall issue to the Purchaser the Shares, which shall be restricted stock, and Purchaser shall simultaneously deliver the sum of $300,000 to Sellers, plus the Trust shall deliver the $100,000 held in Trust to the Seller.

Section 2.3 Deliverables to Seller

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At or prior to the Closing, Sellers and the Company shall deliver the following (the "*Deliverables*") to Purchaser:

i. Bills of Sale by each Dazhong 368 Inc and Sophia 33 Inc in the form attached hereto as Schedule 2.3(i)a and 2.3(i)b;

ii. Statement effective as of the Closing date from Dynamic Stock Transfer, Inc showing electronic transfer of the Shares to the Purchaser attached hereto as Schedule 2.3(ii);

iii. Shareholder list from Dynamic Stock Transfer, Inc reflecting that the Company has 30 million shares outstanding, of which 29,215,000 shares are held by Purchaser upon Closing attached hereto as Schedule 2.3(iii);

iv. Duly executed and notarized resignation pursuant to which the sole officer and director of the Company resigns from all of his officer and director positions with the Company effective immediately after consummation of the Closing on the Closing Date in the form attached hereto as Schedule 2.3(iv);

v. Written consent of the Board of Directors of the Company appointing Barry Wan as the sole director of the Company effective simultaneously with the Closing in the form attached hereto as Schedule 2.3(v);

vi. Board of Director and shareholder approval of each Seller and the Company approving this Stock Purchase Agreement in the form attached hereto as Schedule 2.3(vi)a, Schedule 2.3(vi)b and Schedule 2.3(vi)c;

vii. Invoices or statements from the Company's auditor, attorneys and transfer agent as of the Closing Date reflecting that the Company owes $0 for all services provided up to the date of the Closing in the form attached hereto as Schedule 2.3(vii)a, Schedule 2.3(vii)b and Schedule2.3(vii)c;

viii. Personal guarantee set forth in Section 5.17 in the form attached hereto as Schedule 2.3(viii);

ix. Confirmation that the Biennial Statement Amendment removing Dingshan Zhang and replacing Dingshan Zhang with Barry Wan as the sole officer and director of the Company has been filed with the New York Department of State Division of Corporation attached hereto as Schedule 2.3(ix);

x. The ownership and the right of use of the tangible and intangible assets associated with DAZHONG 368 Inc and the documents following the changes of ownership to Purchaser and the right of use, including, without limitation, the ownership and the right of use of the domain name www.dazhong368.com to Purchaser; and

xi. such other documents as reasonably requested by the Purchaser.

Section 2.4 Additional Pre-Closing Deliverables

Additionally, within 3 banking days prior to the Closing, Sellers and the Company shall deliver the following to Purchaser:

i. Corporate minute book of the Company updated to the date of the Closing;

ii. Evidence, reasonably acceptable to the Purchaser, of the pay off and termination of any credit facility to which the Company is a party, if any;

iii. Documents evidencing the transfer to Purchaser of all right, title and interest in and to the Website and its domain name, including any trademark rights associated with the Website and/or the domain name itself and all Internet traffic to the domain name with transfer documents necessary to transfer the domain www.dazhong368.com to Purchaser;

iv. Website domain passwords to Purchaser;

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v. Credentials to access the Company's bank accounts and documents evidencing that the Purchaser is the sole person controlling said bank accounts as of the Closing; and

vi. An accurate list and description of all property, real or personal, owned by the Company, of a value equal to or greater than $1,000.

Section 2.5 Maintenance

The Seller shall be responsible for operational and maintenance costs occurring in relation to (including but not limited to) the Business, Transfer Agency, Notary Service, State Level Annual Registration and Filing, Tax, etc., up to the time of closing. The Purchaser shall be responsible for operational and maintenance costs occurring in relation to (including but not limited to) Transfer Agency, Notary Service, State Level Annual Registration and Filing, Tax, etc., after the closing.

Section 3. **Representations and Warranties of the Company and the Sellers.**

The Company and the Sellers, jointly and severally, represent and warrant to the Purchaser as of the date hereof (which representations and warranties shall survive the Closing) as follows:

Section 3.1 Sellers Organization

DAZHONG 368 INC is a corporation formed under the laws of the state of New York, which is 100% owned and controlled by Dingshan Zhang. No person other than Dingshan Zhang has been authorized to act on behalf of DAZHONG 368 INC. Dingshan Zhang has full authority to execute this agreement on behalf of DAZHONG 368 INC.

SOPHIA 33 INC is a corporation formed under the laws of state of New York, which is 100% owned and controlled by Dingshan Zhang. No person other than Dingshan Zhang has been authorized to act on behalf of SOPHIA 33 INC. Dingshan Zhang has full authority to execute this agreement on behalf of SOPHIA 33 INC.

Section 3.2. Good Title

The Sellers own 29,215,000 shares of the Company's common stock, $.001 par value, (the "***Shares***"), which represents 97% of the voting shares of the Company. Such Shares are owned free and clear of any lien, encumbrance, adverse claim, restriction on sale, transfer or voting (other than restrictions imposed by applicable securities laws), preemptive right, option or other right to purchase, and upon the consummation of the sale of such Shares as contemplated hereby, the Purchaser will have good title to such Shares, free and clear of any lien, encumbrance, adverse claim, restriction on sale, transfer or voting (other than restrictions imposed by applicable securities laws), preemptive right, option or other right to purchase. Immediately prior to the Closing, the Company shall be the sole unconditional owner of, with good and marketable title to, all assets including the Web-Site as owned by it and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

Section 3.3 Authority

The Sellers have all requisite power, right and authority to enter into this Agreement and the documents contemplated hereby (the "***Transaction Documents***") to which they are a party, to consummate the transactions contemplated hereby and thereby, and to sell and transfer the Shares without the consent or approval of any other person, corporation, partnership, joint venture, organization, other entity or governmental or regulatory authority ("***Person***"). The Sellers have taken, or will take prior to the Closing, all actions necessary for the authorization, execution, delivery and performance of this Agreement and the other documents related to the transactions contemplated herein (the "***Transaction Documents***").

Section 3.4 Enforceability

This Agreement has been, and the other Transaction Documents to which the Sellers are a party on the Closing Date will be, duly executed and delivered by the Sellers, and this Agreement is, and each of the other

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Transaction Documents to which they are a party on the Closing will be, the legal, valid and binding obligation of the Sellers, enforceable against the Sellers in accordance with their terms.

Section 3.5 No Approvals or Notices Required; No Conflicts

The execution, delivery and performance of this Agreement and the other Transaction Documents by the Sellers and the Company, and the consummation of the transactions contemplated hereby and thereby, will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of any law, judgment, decree, order, regulation or rule of any court, agency or other governmental authority applicable to the Sellers, (b) require any consent, approval or authorization of, or declaration, filing or registration with, any Person, (c) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which the Company is a party or by which it is bound or to which any assets of the Company are subject, or (d) result in the creation of any lien or encumbrance upon the assets of the Sellers, or upon the Shares or other securities of the Company.

Section 3.6 Organization, Good Standing, etc.

The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. The Company is duly qualified to do business and is in good standing in the states where qualification is required due to (a) the Company's ownership or lease of real or personal property for use in the operation of the Company's business or (b) the nature of the business conducted by the Company. The Company has not at any time owned nor leased any real or personal property, or had any business, operations, obligations or liabilities under any assumed or fictitious names. The Company has all requisite power, right and authority to own, operate and lease its properties and assets, and to carry on its business as now conducted.

Section 3.7 Corporate Authority

The Company and the Sellers have full corporate power and authority to execute and deliver this Agreement and the documents contemplated hereby to which each is a party and to perform its obligations hereunder and thereunder. The execution and delivery by the Company and the Sellers of this Agreement and the Transaction Documents to which it is a party, the performance by the Company and the Sellers of their obligations hereunder and thereunder and the consummation by the Company and the Sellers of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding obligation of the Company and each the Sellers, enforceable against the Company and the Sellers in accordance with its terms, and the Transaction Documents to which the Company and the Sellers is a party, when executed and delivered by the Company and the Sellers, will constitute valid and binding obligations of the Company and the Sellers, enforceable against the Company and the Sellers in accordance with their respective terms.

Section 3.8 Capitalization

(a) The authorized capital stock of the Company consists of 30,000,000 shares of common stock, with $.001 par value (the "***Common Stock***"). The Company is not authorized to issue preferred or any class of stock other than the Common Stock.

(b) The issued and outstanding capital stock of the Company consists and as of the Closing will consist solely of 29,995,000 shares of Common Stock, 97% of which are, and immediately prior to the Closing held of record by the Sellers. All shares of Common Stock that are issued and outstanding are, and as of the Closing Date will be, duly authorized, validly issued, fully paid and nonassessable, and issued in compliance with all applicable federal, state and foreign securities laws. Except for the Sellers, no Person holds any interest in the Shares.

(c) There are no outstanding rights of first refusal, preemptive rights, options, warrants, notes, conversion rights or other agreements, either directly or indirectly, for the purchase or acquisition from the Company of the Shares or other securities of the Company.

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(d) The Company is not a party or subject to any agreement or understanding, and there is no agreement or understanding between any Persons, that affects or relates to the voting or giving of written consents with respect to any securities of the Company or the voting by any director of the Company.

Section 3.9 Subsidiaries and Affiliates

The Company does not have, and has never had, any Subsidiaries. The Company does not own, directly or indirectly, any ownership, equity, profits or voting interest in, or otherwise control, any corporation, partnership, joint venture or other entity, and has no agreement or commitment to purchase any such interest.

Section 3.10 No Conflict

The execution, delivery and performance of this Agreement and/or the Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby will not: (a) violate, conflict with, or result in any breach of, or constitute a default under, any provision of the Company's articles of incorporation or by-laws; (b) violate, conflict with, result in any breach of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, any contract or judgment to which the Company is a party or by which it is bound or which relates to the Company's business or assets; (c) result in the creation of any encumbrance, security interest, mortgage, lien, charge, option, license, adverse claim or restriction of any kind on any of the assets of the Company or upon any Shares or other securities of the Company; (d) violate any applicable law, statute, rule, ordinance or regulation of any governmental body; (e) give any party with rights under any contract, judgment or other restriction to which the Company is a party or by which it is bound, the right to terminate, modify or accelerate any rights, obligations or performance under such contract, judgment or restriction; (f) result in the creation of any lien or encumbrance upon the assets of the Company, or upon any Shares or other securities of the Company; or (g) invalidate or adversely affect any permit, license, authorization or status used in the conduct of the business of the Company.

Section 3.11 Consents and Approvals

No consent, approval or authorization of, or declaration, filing or registration with, any governmental body is required for the execution, delivery and performance by the Company of this Agreement and the Transaction Documents to which it is a party or for the consummation by the Company of the transactions contemplated hereby and thereby, and no consent, approval or authorization of any third party is required for the execution, delivery and performance by the Company of this Agreement and the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby.

Section 3.12 Financial Statements

The Company has provided to the Purchaser unaudited financial statements, dated February 28, 2023 (collectively, the "***Financial Statements***"). The Financial Statements were prepared from the books and records kept by the Company and fairly present the financial position, results of operations and changes in financial position of the Company, as of their respective dates and for the periods indicated, in accordance with generally accepted accounting principles consistently applied. The Company has no liabilities or obligations of any nature (absolute, accrued or contingent) that are not fully reflected or reserved against in the balance sheet dated February 28, 2023 (the "***Most Recent Balance Sheet***"), as prescribed by generally accepted accounting principles, except liabilities or obligations incurred since the date of the Most Recent Balance Sheet in the ordinary course of business and consistent with past practice. The Company is not a guarantor, indemnitor, surety or other obligor of any indebtedness of any other Person.

Section 3.13 Absence of Undisclosed Liabilities

The Company has no liabilities or obligations, secured or unsecured, whether accrued, absolute, contingent, unasserted or otherwise, except for liabilities reflected or reserved against in the Most Recent Balance Sheet and not material in amount, either individually or in the aggregate and at the time of the Closing, the Company will have no liabilities or obligations, secured or unsecured, whether accrued, absolute, contingent, unasserted or otherwise which it knows prior to or at the Closing.. The Company has not entered into or agreed to enter into any transaction, agreement or commitment, suffered the occurrence of any event or events or experienced any change in financial condition, business, results of operations or otherwise that, in the aggregate, has (i) interfered with the normal and usual operations of the business or business prospects of the Company (ii) resulted, or could reasonably be expected to result, in an adverse change in the business, assets,

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operations, prospects or condition (financial or otherwise) of the Company, or (iii) which obligates the Company to pay any person or entity more than $500 USD.

Section 3.14 Taxes

The Company has timely filed all tax returns and reports (including information returns and reports) as required by law. These returns and reports are correct and complete in all respects. The Company has paid all taxes and other assessments due. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company's federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. Since the date of the Most Recent Balance Sheet, the Company has not incurred any taxes, assessments or governmental charges other than in the ordinary course of business. The Company has established, in accordance with generally accepted accounting principles applied on a basis consistent with that of preceding periods, and the Most Recent Balance Sheet reflects, adequate reserves for payment of all taxes, assessments and government changes that have accrued and have not been paid and are incurred in or attributable to taxable periods (or portions thereof) ending on or prior to the Closing Date. The Company has timely made all deposits required by law to be made with respect to employees' withholding and other employment taxes. For purposes of this Agreement, the term "taxes" means all taxes, duties, charges, fees, levies, or other assessments imposed by any governmental body, including income, gross receipts, value-added, excise, unemployment compensation, withholding, social security, personal property, privilege, real estate, sale, use, *ad valorem*, license, lease, service, severance, stamp, intangibles, transfer, payroll, employment, customs, duties, alternative, add-on minimum, estimated, and franchise taxes (including any interest, penalties, or additions attributable to or imposed on or with respect to any such taxes, duties, charges, fees, levies or other assessments). For purposes of this Agreement, the term "tax return" means any return, declaration, report, claim for refund, or information return or statement relating to taxes, including any schedule or attachment thereto, and including any amendment thereof.

Section 3.15 Title to Property; Encumbrances

(a) The Company has good and marketable title to all of its properties and assets, including the website domain located at www.dazhong368.com, free and clear of any payment obligation to any third party or any other lien or encumbrance.

(b) The Company does not own any real property.

(c) the Company is not, and at the time of the Closing will not be, a party to a lease agreement and is not in default under any lease nor does the Company have knowledge of any event which, after notice or the passage of time or both, will or may constitute a default under any lease.

Section 3.16 Contracts

Schedule 3.16 contains a complete and accurate list of all contracts, agreements, arrangements and understandings, oral or written, to which the Company is a party or by which the Company is bound, including, without limitation, all security agreements, intellectual property licenses and other license agreements, credit agreements, instruments relating to the borrowing of money, leases, rental agreements, purchase orders, sales orders and sale and distribution agreements (" ***Contracts***"). The Contracts are valid, binding and enforceable in accordance with their terms against each party thereto and are in full force and effect; the Company has performed all obligations imposed on it thereunder. There are not, under any of the Contracts, any defaults or events of default on the part of the Company or, to the Company's knowledge, any other party thereto. True and complete copies of each Contract have been delivered to Purchaser. Except as required herein, no consent is required from any Person under any of the Contracts in connection with the consummation of the transactions contemplated by this Agreement, and the Company has not received notice, nor is the Company otherwise aware, that any party to any such contract intends to cancel, terminate or refuse to renew such contract or to exercise or decline to exercise any option or right thereunder.

Section 3.17 Claims and Legal Proceedings

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There are no outstanding claims, legal proceedings of any nature, litigation or unsatisfied judgments, orders, decrees or stipulations to which the Company is a party or which could impact the Company. The Company and Sellers are unaware of any claims involving or against the Company or its management.

Section 3.18 Licenses, Permits, Authorizations, etc.

The Company has received all governmental approvals, authorizations, consents, licenses, orders, registrations and permits of all agencies, whether federal, state, local or foreign ("***Permits***") related to the operation of the Company's business.

Section 3.19 Related Party Transactions

There are no contracts or agreements, oral or written, between the Company and the Company's directors, officers, shareholders, employees, agents, consultants, advisors, salespeople, sales representatives and distributors or dealers. No employee, officer, director or shareholder of the Company or member of his or her immediate family (together, "***Related Parties***") is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to the Related Parties. No employee, officer or director of the Company has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company.

Section 3.20 Corporate Books and Records

Within three business days prior to Closing, the Company will furnish to Purchaser true and complete copies of (a) the articles of incorporation and bylaws of the Company as currently in effect, including all amendments thereto, (b) the minute books of the Company and (c) the stock transfer books of the Company. Such minutes reflect all meetings of the Company's shareholders, Board of Directors and any committees thereof since the Company's inception, and such minutes accurately reflect the events of and actions taken at such meetings. Such stock transfer books accurately reflect all issuances and transfers of shares of capital stock of the Company since its inception.

Section 3.21 Compliance with Laws

The Company is and has been in compliance with all laws, statutes, rules, ordinances and regulations promulgated by any governmental body and all judgments applicable to the operation of its business, to its employees or to its property. The Company has not received notice of any alleged violation (whether past or present and whether remedied or not), nor is the Company aware of any basis for any claim of any such violation of any such law, statute, rule, ordinance, regulation or judgment.

Section 3.22 Full Disclosure

No information furnished by or on behalf of the Company to Purchaser or its representatives in connection with this Agreement or the transactions contemplated by this Agreement is false or misleading. In connection with such information and with this Agreement and the transactions contemplated hereby, the Company has not made any untrue statement of financial or material fact or omitted to state a fact necessary in order to make the statements made or information delivered, in the light of the circumstances under which they were made or delivered, not misleading.

Section 3.23 No Broker

No broker, finder or other financial consultant has acted on behalf of the Company or the Sellers in connection with this Agreement. The Sellers shall indemnify and hold Purchaser harmless from any brokers, finders or other consultants fees or commissions incurred or accrued in connection with this Agreement or the transactions contemplated by this Agreement by the Company or the Sellers.

Section 3.24 Employees

Immediately prior to the Closing, the Company will have no employees. Effective at the Closing, Purchaser shall be appointed as the sole director and officer of the Company and oversee and control all aspects of the Company's ongoing operations.

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Section 3.25 SEC Documents; Financial Statements

The Common Stock of the Company is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed pursuant to the reporting requirements of the Exchange Act (the "SEC Documents"). At the times of their respective filings, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and other federal, state and local laws, rules and regulations applicable to such documents. At the times of their respective filings, the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents (the "Financial Statements") complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with GAAP (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Until the time of the Closing, the Sellers and the Company shall maintain the registration of the Company's Common Stock pursuant to Section 12(g) of the Exchange Act and shall timely file all SEC Documents required to be filed by it.

Section 4. **Purchaser's Representations, Warranties and Covenants.**

Purchaser represents, warrants and covenants that:

(a) Status. Purchaser is an individual with all requisite power and authority to enter into this Agreement and to consummate the transactions set forth in this Agreement. Purchaser has sufficient knowledge and experience in financial matters to evaluate the merits and risks of this investment, and further, each Purchaser is capable of reading and interpreting financial statements.

(b) Authority. This Agreement constitutes the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms and conditions. The execution and delivery of this Agreement by the Purchaser and the consummation by Purchaser of the transactions contemplated hereby have been duly approved and authorized by the Purchaser, and no further authorization shall be necessary on the part of the Purchaser for the performance and consummation by Purchaser of the transactions contemplated hereby. The execution, delivery and performance of this Agreement in accordance with its terms does not and shall not require approval, consent or authorization of any third party, including any governmental agency or authority or any political subdivision thereof.

(c) Accredited Investor. Purchaser is an "accredited Purchaser" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "*Act*") and qualifies under one or more of the following: (1) a net worth exceeding one million ($1,000,000) dollars, either individually or jointly with his spouse, (2) an income exceeding two hundred thousand ($200,000) dollars in each of the two most recent years, with a reasonable expectation of reaching the same income level in the current year, or (3) a joint income with his spouse exceeding three hundred thousand ($300,000) dollars in each of the two most recent years, with a reasonable expectation of reaching the same joint income level in the current year.

(d) The Shares. Purchaser acknowledges that the purchase of the Shares by the Purchaser is for his own account, is for investment purposes only, and is not with a view to, nor for offer or sale in connection with, the distribution of the Shares within the meaning of any federal securities act, state securities act or any other applicable federal or state laws.

Section 5. **Conditions Precedent to Purchaser's Obligations.**

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The Purchaser's obligations under this Agreement are subject to the satisfaction of each of the following conditions, each of which is material, for the sole benefit of the Purchaser and may be waived only in writing by the Purchaser:

Section 5.1 Representations and Warranties

The representations of the Company and the Sellers contained in this Agreement shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

Section 5.2 Performance of Agreements

The Company and the Sellers shall have duly performed and complied with all covenants and obligations contained in this Agreement or any other Transaction Document that are required to be performed or complied with by them on or before the Closing Date.

Section 5.3 Officer's Certificate

The Purchaser shall have received a certificate of an officer of the Company, in a form reasonably acceptable to the Purchaser, dated the Closing Date, certifying that the conditions in this Agreement have been fulfilled.

Section 5.4 Shareholder's Certificate

The Purchaser shall have received a certificate of the Sellers, in a form reasonably acceptable to the Purchaser, dated the Closing Date, certifying that the conditions in this Agreement have been fulfilled.

Section 5.5 Evidence of Sellers' Assumption of Liabilities

The Purchaser shall have received evidence reasonably satisfactory to the Purchaser, certifying that all liabilities associated in this section have been assumed by the Sellers and the Company shall have been satisfied and released from liability related thereto. At the time of the Closing, the Company will have no liabilities of any nature, including but not limited to obligations, liens, encumbrances, easements, security interests or similar interests. A complete and accurate list of all debts, liabilities and obligations of the Company incurred or owing as of the date of this Agreement is set forth on Schedule 5.5 and shall be satisfied and released prior to the Closing.

Section 5.6 Approvals

All transfers of Permits and all approvals, applications or notices to public agencies, federal, state, local or foreign, the granting or delivery of which is necessary for the consummation of the transactions contemplated hereby or for the continued operation of the Company shall have been obtained, and all waiting periods specified by law with respect thereto shall have passed. All such transfers and approvals shall be reasonably satisfactory in all respects to the Purchaser.

Section 5.7 Resignation

The Purchaser shall have received the resignation of Dingshan Zhang, as the sole officer and director of the Company, effective as of the Closing.

Section 5.8 Delivery of Certificates

The Sellers shall have delivered to the Purchaser certificates representing the Shares, duly endorsed for transfer on the Company's books.

Section 5.9 Escrow Agreement

The Escrow Agent and the Sellers shall have executed and delivered the Escrow Agreement.

Section 5.10 Payment of Liabilities

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Prior to the Closing Date, the Sellers shall cause all liabilities of the Company to be satisfied, including but not limited to those liabilities arising prior to the Closing Date, and shall indemnify, hold harmless and release the Company from such liabilities.

Section 5.11 Bank Accounts

At the Closing, authority to act on behalf of the Company shall be transferred solely to Purchaser, in connection with all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains safe deposit boxes or accounts.

Section 5.12 Termination of Options and Warrants

All preferred stock options, warrants and other contractual rights to purchase capital stock of the Company shall have expired or been terminated.

Section 5.13 Due Diligence

The results of the Purchaser's due diligence investigation of the Company and the Sellers as it relates to the Shares shall be satisfactory in all respects to the Purchaser.

Section 5.14 No Adverse Changes

From the date of this Agreement to the Closing Date, there shall not have been any material adverse change in (a) the business, operations, assets, liabilities, earnings, condition (financial or otherwise) or prospects of the Company or (b) with respect to the Sellers and the Shares, and no material adverse change shall have occurred (or be threatened) in any domestic or foreign laws affecting the Company or in any third party contractual or other business relationships of the Company.

Section 5.15 Amendment to Articles

Within three days prior to Closing, the Company will file amended articles of incorporation to reflect that it is authorized to issue 30 million shares of common stock and no preferred stock.

Section 5.16 Deliverables

Sellers and the Company shall deliver the items required to be delivered to the Purchaser under this Agreement within 3 days prior to the Closing.

Section 5.17 Personal Guarantee

Dingshan Zhang shall have delivered a personal guarantee of the obligations and representations of the Sellers and the Company set forth in this agreement in a form acceptable to the Purchaser within 3 days prior to Closing.

Section 6. <u>Conditions to the Company's and Sellers' Obligations.</u>

The Company's and Sellers' obligations under this Agreement are subject to the satisfaction of the following conditions:

Section 6.1 Representations and Warranties

The representations of the Purchaser contained in this Agreement shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

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Section 6.2 Performance of Agreements

Purchaser shall have duly performed and complied with all covenants and obligations contained in this Agreement or any other Transaction Document that are required to be performed or complied with by it on or before the Closing Date.

Section 6.3 Escrow Agreement

The Escrow Agent and the Purchaser shall have executed and delivered the Escrow Agreement.

Section 7. Covenants.

Section 7.1 Conduct of Business

From the date of this Agreement through the Closing Date, the Company shall conduct its business in the ordinary course consistent with the Company's past practice and shall not engage in any extraordinary transaction without the Purchaser's prior written Consent. Without limiting the foregoing, the Company shall not, without the Purchaser's prior written consent,

(a) dispose of any assets except in the ordinary course of business;

(b) increase the annual level of compensation of any person, materially increase the annual level of compensation of any other employee or grant any unusual or extraordinary bonuses, benefits or other forms of direct or indirect compensation to any employee, officer, director or consultant;

(c) increase, terminate, amend or otherwise modify any plan for the benefit of employees;

(d) issue any equity securities or options, warrants, rights or convertible securities;

(e) pay any dividends, redeem any securities or otherwise cause assets of the Company to be distributed to any of its shareholders except by way of regular compensation;

(f) borrow any funds, under existing credit lines or otherwise, except as reasonably necessary for the ordinary operation of the Company's business in a manner, and in amounts, in keeping with historical practices;

(g) issue any securities; or

(h) forgive or cancel any indebtedness or waive any claims or rights of material value (including, without limitation, any indebtedness owing by any shareholder, officer, director, employee or affiliate of the Company).

Section 7.2 Further Action

Upon the terms and subject to the conditions hereof, each of the Parties shall (a) make promptly its respective filings, and thereafter make any other required submissions, under applicable laws, with respect to the transactions contemplated hereby and shall cooperate with the Purchaser with respect to such filings and submissions and (b) use its best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, including, without limitation, using its best efforts to obtain all waivers, licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts as are necessary for the consummation of the transactions contemplated hereby and to fulfill the conditions to the closing of the sale of the Shares to the Purchaser. In case at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement, each party to this Agreement shall use its best efforts to take all such action. The Company and the Sellers will not undertake any course of action inconsistent with this Agreement or that would make any representations, warranties or agreements made by such party in this Agreement untrue or any conditions precedent to this Agreement unable to be satisfied at or prior to the Closing.

Section 8. Taxes.

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The Company and Sellers shall be responsible for the payment of all transfer, sales and use and documentary taxes, filing and recording fees and similar charges that may be payable in connection with the transactions contemplated by this Agreement. Sellers and Company shall prepare, or cause to be prepared, and file, or cause to be filed, all tax returns of the Company for all periods ending on or prior to the Closing Date (which are filed after the Closing Date) and for all periods that began before the Closing Date and end after the Closing Date.

Section 9. **Transaction Costs.**

Each party shall be responsible for its own costs and expenses incurred in connection with the preparation, negotiation and delivery of this Agreement and the Transaction Documents, including but not limited to attorneys' and accountants' fees and expenses; except that in no event shall any of such costs or expenses be borne by or charged to the Company.

Section 10. **Attorneys' Fees and Costs.**

In the event that a party commences a legal proceeding to enforce its rights under this Agreement, the substantially prevailing party shall be entitled to recover its attorneys' fees and costs from the non-prevailing party or parties, including those incurred in any arbitration, bankruptcy or appeal procedure.

Section 11. **Survival and Indemnification.**

11.1 Survival

All representations and warranties of the Company and the Sellers contained in this Agreement or in the Transaction Documents or in any certificate delivered pursuant hereto or thereto shall survive the Closing until the applicable statute of limitation plus thirty (30) days, and such representations and warranties shall not be deemed waived or otherwise affected by any investigation made or any knowledge acquired with respect thereto. The covenants and agreements of the Company, the Sellers and the Purchaser contained in this Agreement or in the Transaction Documents shall survive the Closing and shall continue until all obligations with respect thereto shall have been performed or satisfied or shall have been terminated in accordance with their terms.

11.2 In General

(a) The Sellers shall indemnify, defend and hold harmless Purchaser and the Company from and against all claims, damages, losses, liabilities, costs, expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions and any damages or additional tax costs attributable to any reductions in any tax attributes of the Company for taxable periods after the Closing Date) ("***Damages***") incurred by the Company prior to the Closing Date or resulting from:

(i) any breach by the Company or the Sellers of any representation or warranty in this Agreement or any Transaction Document;

(ii) any breach of any covenant, agreement or obligation of the Company or the Sellers contained in this Agreement or any Transaction Document;

(iii) any misrepresentation contained in any statement, certificate or schedule furnished by or on behalf of the Company or the Sellers pursuant to this Agreement, the Transaction Documents or in connection with the transactions contemplated thereby;

(iv) any state and local income, sales, business and occupation, franchise, or other activity-based tax liabilities incurred by the Company on or prior to the Closing Date, and any taxes arising out of or resulting from the payment of the Purchase Price, or

(v) any claims or legal proceedings against the Company arising prior to the Closing Date.

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(b) The Purchaser shall indemnify and hold the Sellers harmless from any and all Damages resulting from (i) any breach of any representation or warranty made by the Purchaser in this Agreement or in any Transaction Document and (ii) any breach by the Purchaser of any covenant, agreement or obligation of the Purchaser contained in this Agreement or any Transaction Document.

Section 11.3 Claims for Indemnification

Whenever any claim shall arise for indemnification under Section 11 of this Agreement, the party seeking indemnification (the "***Indemnified Party***") shall promptly notify the party from whom indemnification is sought (the "***Indemnifying Party***") of the existence of the claim and, when known, the facts constituting the basis for such claim. In the event any such claim for indemnification is made resulting from or in connection with any claim or legal proceedings by a third party, the notice to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the liability arising from such claim. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification without the prior written consent of the Indemnifying Party, which consent shall not unreasonably be withheld.

Section 12. __Facsimile and/or "Email" Notices.__

For Purposes hereof, delivery of written notice shall be complete upon receipt of electronic facsimile and/or "email", provided that any facsimile and/or "email", notice shall only be deemed received if (a) the transmission thereof is confirmed, and (b) facsimile notice is followed by written notice, made either by (i) personal delivery thereof, or (ii) via deposit in regular mail, postage prepaid, within three (3) business days following the facsimile and/or "email", notice. Notices shall be addressed to the parties per the contact information of the signature blocks below. Notice shall be deemed given on the date it is sent via facsimile and/ or "email" . Any party may change the address to which to send notices by notifying the other party of such changes in writing in accordance with this Paragraph. Notices shall be made as follows:

If to the Company and Sellers:

____

____

____

Email: ________________________

If to the Purchaser:

____

____

____

Email: _1243971373@qq.com__

Section 13. __General.__

Section 13.1 Failure of Performance

No failure or delay in exercising any right, power, privilege or remedy under this Agreement will operate as a waiver of it, nor will any single or partial exercise of any right, power, privilege or remedy under this Agreement preclude or restrict any other or further exercise of it or any other right, power, privilege or remedy under this Agreement or otherwise. Nothing contained in this Agreement shall be construed as prohibiting any Party from pursuing any other remedies available to it.

Section 13.2 Assignment

Neither the rights nor the obligations of either Party under this Agreement may be assigned, transferred or subcontracted, in whole or in part, without the prior written consent of the other Party. This Agreement constitutes the entire agreement between the Parties relating to its subject matter and supersedes all

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prior drafts, agreements, arrangements and understandings between them, whether written or oral. No variation of this Agreement shall be effective unless it is in writing and signed by the duly authorised representative of each Party.

Section 13.3 Severability

If any provision of this Agreement is held to be illegal, invalid or unenforceable, that provision shall (so far as it is illegal, invalid or unenforceable) be given no effect and shall be deemed not to be included in this Agreement, but that shall not affect the legality, validity or enforceability any other provision of this Agreement.

Section 13.4 Relationship

Nothing in this Agreement is intended to, or shall be deemed to, establish any partnership or joint venture between any of the Parties. Neither Party shall be deemed to be an agent of, or be authorised to make or enter into any commitments for or on behalf of, the other Party. Each Party hereby confirms that it is acting in this matter as principal and not as an agent for any other person.

Section 13.5 English Language

If this Agreement is translated into any other language, the original English text of this Agreement shall prevail and any dispute concerning the interpretation of the translated text shall be resolved by reference to the original English text.

Section 13.6 Counterparts

This Agreement may be executed in any number of counterparts, each of which is an original and which together have the same effect as if each party had signed the same document.

Section 13.7 Jurisdiction and Enforcement

This Agreement shall be construed, interpreted and applied in accordance with the internal laws of the State of New York, without regard to its choice-of-law or conflict-of-law rules. The Parties agree that any dispute arising out of or related to this Agreement shall be resolved by action in the Supreme Court of the State of New York, New York County (the "New York Court"), and each hereby respectively submits to the exclusive jurisdiction of the New York Court over any such dispute or action, waive any and all objections to personal jurisdiction over it with respect to any such dispute or action in the New York Court, and further waive any and all objections to the laying of venue of any such dispute or action in the New York Court.

Section 13.8 Enforcement

In the event that any action is taken to enforce the terms of this Agreement, the prevailing party shall be entitled to recover, in addition to other damages or remedies, its reasonable attorneys' fees, court costs, and other costs and expenses reasonably incurred in connection therewith, including but not limited to any reasonable attorneys' fees, court costs and other costs and expenses incurred in connection with seeking to recover the attorneys' fees, court costs and other costs and expenses of enforcement provided for by this paragraph.

Section 13.9 No Presumption

This Agreement shall not be construed against the Party or its representative who drafted this

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Agreement or a portion thereof.

Section 13.10 Headings

Paragraph, Section and other headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 13.11 Successors

This Agreement shall be binding upon and inure to the benefit of each of the Parties and each of their respective predecessors, agents, employees, affiliates and successors in interest. No assignment of this Agreement shall be permitted, and any attempted assignment shall be null and void.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

The Company:

ACHISON INC
By ZHANG DZNG SHAN (Signature)
Printed Name: Dingshan Zhang
Title:

The Sellers:

DAZHONG 368 INC
By ZHANG DZNG SHANG (Signature)
Printed Name: Dingshan Zhang
Title:

SOPHIA 33 INC
By ZHANG DZNG SHAN (Signature)
Printed Name: Dingshan Zhang
Title:

DINGSHAN ZHANG
By ZHANG DZNG SHAN (Signature)
Printed Name: Dingshan Zhang, an individual

The Purchaser:

BARRY WAN
By Barry Wan (Signature)
Printed Name: Barry Wan

Mar 21/2023